UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15 (d) Of the Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): March 20, 2008

PRB Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-120129	20-0563497
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation or organization)	Identification No.)

1875 Lawrence Street, Suite 450 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 308-1330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 20, 2008, Rick H. Lawler resigned as Vice President of Finance and Treasurer from PRB Energy, Inc. (“PRB”).  His departure is effective April 4, 2008 and was not the result of a disagreement with PRB.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRB ENERGY, INC.

/s/ William F. Hayworth
William F. Hayworth
President and Chief Executive Officer

March 26, 2008